EXHIBIT 10.11

SECURED CONVERTIBLE NOTE

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND ANY SECURITY INTERESTS OR OTHER LIENS SECURING SUCH OBLIGATIONS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF MAY ___, 2012 (AS AMENDED, RESTATED OR OTHERWISE AMENDED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) AMONG HUDSON BAY MASTER FUND LTD., AS COLLATERAL AGENT (THE “SENIOR AGENT”), COMVEST CAPITAL II, L.P., AND THE COMPANY (AS DEFINED BELOW) TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY, AND THE SECURITY INTERESTS AND LIENS SECURING SUCH INDEBTEDNESS, PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF MAY __, 2012 AMONG THE COMPANY, SENIOR AGENT AND THE BUYERS FROM TIME TO TIME PARTY THERETO, THAT CERTAIN SECURITY AND PLEDGE AGREEMENT DATED AS OF MAY ___ 2012 BY AND AMONG THE COMPANY, SENIOR AGENT, AND THE GRANTORS PARTY THERETO, AND VARIOUS RELATED DOCUMENTS, AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER SUCH DOCUMENTS AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT.  EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 20(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

DIGITAL DOMAIN MEDIA GROUP, INC.

SECURED CONVERTIBLE NOTE

Issuance Date: May , 2012	Original Principal Amount: U.S. $8,000,000

FOR VALUE RECEIVED, Digital Domain Media Group, Inc., a Florida corporation (the “Company”), hereby promises to pay to the order of ComVest Capital II, L.P. or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, and as increased pursuant to the terms hereof by the accrual and payment in kind of Interest, Late Charges and other Non-Principal Amounts, the “Principal”) when due, whether upon the Maturity Date or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Note (including any Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to the Debt Exchange Agreement (as defined below) on the Closing Date (as defined below). Certain capitalized terms used herein are defined in Section 32.

1.             PAYMENTS OF PRINCIPAL.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 26) on such Principal and Interest, together with all other Non-Principal Amounts due and owing under this Note.  Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2.             INTEREST; INTEREST RATE.

(a)           Interest on this Note shall commence accruing on the Issuance Date, shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound each Fiscal Quarter and shall continue to accrue until the Maturity Date unless converted into Common Stock pursuant to the terms of this Note.  Such Interest that is accrued according to the prior sentence shall either be (i) converted according to the terms of this Note or (ii) paid in cash at the Maturity Date or upon earlier acceleration or redemption of this Note.  For the avoidance of doubt, it is acknowledged that, for purposes of this Section 2(a), the term “Principal” shall mean the Original Principal Amount, together with all accrued and paid-in-kind Interest, Late Charges and other Non-Principal Amounts.

(b)           From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to either (x) twenty-one percent (21.0%) per annum if such Event of Default relates to a failure of the Company to pay amounts owed to Holder when due or (y) sixteen percent (16.0%) per annum for any Event of Default other than as described in clause (x).  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

3.             CONVERSION OF NOTES.  This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  Subject to the provisions of Section 3(d) and Section 3(e), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)           Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)            “Conversion Amount” means any portion of the outstanding and unpaid Principal elected from time to time by the Holder to be converted pursuant to the terms of this Note, or any other portion of the outstanding and unpaid Principal converted or redeemed pursuant to the terms of this Note, plus all accrued and unpaid Interest with respect to such portion of the Principal, and accrued and unpaid Late Charges and other Non-Principal Amounts with respect to such portion of Principal and such Interest.

(ii)           “Conversion Price” means, as of any Conversion Date, (x) with respect to any portion of the applicable Conversion Amount consisting of the Original Principal Amount, Two Dollars and Fifty Cents ($2.50), subject to adjustment as provided herein, and (y) with respect to any other portion of the applicable Conversion Amount, Five Dollars and Fifty Cents ($5.50), subject to adjustment as provided herein.

(c)           Mechanics of Conversion.

(i)            Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company.  If required by Section 3(c)(iii), within three (3) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 20(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal, together with accrued Interest and other Non-Principal Amounts, of this Note is greater than the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 20(d)) representing the outstanding Principal, together with accrued Interest and other Non-Principal Amounts, not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)           Company’s Failure to Timely Convert.  If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (that is not dishonored pursuant to the provisions of Section 3(e)) (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any

Conversion Amount (as the case may be) (a “Conversion Failure”), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

(iii)          Registration; Book-Entry.  The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of any holders of this Note and the principal amount of this Note held by such holders (the “Registered Note”).  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of this Note shall treat each Person whose name is recorded in the Register as the owner of all or a portion of this Note for all purposes, including, without limitation, the right to receive payments of Principal and Non-Principal Amounts hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 20.  Notwithstanding anything to the contrary set forth in this Section 3, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Company shall update the Register to reflect the Principal, Interest and Late Charges (and other Non-Principal Amounts) converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)          Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25.

(d)           Limitations on Conversions.

(i)            Beneficial Ownership.  Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder (together with its affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock.  To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Debt Exchange Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Debt Exchange Agreement.

(ii)           Principal Market Regulation.  The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note or the Debt Exchange Agreement if the issuance of such shares of Common Stock (taken together with the issuance of all other shares of Common Stock upon conversion of the Senior Notes, or otherwise pursuant to the terms of this Note or the Senior Notes) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion (as the case may be) of this Note or the Senior Notes or otherwise pursuant to the respective terms thereof without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Holder shall be issued in the aggregate, upon conversion of any portion of this Note or otherwise pursuant to the terms of this Note, shares of Common Stock in an amount greater than the Exchange Cap.  In the event that the Company is prohibited from issuing any shares of Common Stock pursuant to this Section 3(d)(ii) (the “Exchange Cap Shares”), the Company shall pay cash to the Holder in exchange for the redemption of such portion of the Conversion Amount convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.  As of the date hereof, the Exchange Cap is equal to 8,206,719 shares of Common Stock.

(e)           Company Option to Make Cash Payment.  Notwithstanding any other provision of this Section 3, the Company shall have the right to not honor any Conversion Notice, if, and to the extent that, on the first (1st) Trading Day following the day that it receives, or is deemed to have received, a Conversion Notice, the Company notifies the Holder in writing that it will pay the Holder in cash an amount equal to the product of (x) the number of shares of Common Stock that the Holder would be entitled to receive under the Conversion Notice, applying the then-current Conversion Rate, multiplied by (y) the Closing Sale Price as of the day immediately preceding the date of the Conversion Notice, on or before the third (3rd) Business Day after the applicable Conversion Date, and then timely makes that cash payment to the Holder (and that payment is not prohibited by the Subordination Agreement).

4.             RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default.  Subject (as applicable) to Section 34 of this Note and Section 2.11 of the Subordination Agreement, each of the following events shall constitute an “Event of Default”:

(i)            the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the SEC on or prior to the date that is ten (10) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is forty-five (45) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii)           while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii)          the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(iv)          the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of this Note, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any portion of this Note into shares of Common Stock that is requested in accordance with the provisions of this Note, other than pursuant to Section 3(d);

(v)           at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation is less than the number of shares of

Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(vi)          the Company’s or any Subsidiary’s (as defined in the Debt Exchange Agreement) failure to pay to the Holder any amount when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Debt Exchange Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby;

(vii)         the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder as and when required by this Note or the Debt Exchange Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(viii)        Intentionally Omitted.

(ix)          bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Significant Subsidiary and, if instituted against the Company or any Significant Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(x)           the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

(xi)          the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xii)         Intentionally Omitted.

(xiii)        Intentionally Omitted.

(xiv)        Intentionally Omitted.

(xv)         Intentionally Omitted.

(xvi)        other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) consecutive Trading Days;

(xvii)       a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(xviii)      any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 15 of this Note;

(xix)        Intentionally Omitted.

(xx)         any provision of any Transaction Document (including, without limitation, the Security Documents (as defined in the Debt Exchange Agreement)

and the Guaranties (as defined in the Debt Exchange Agreement)) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and the Guaranties); or

(xxi)        the Security Documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, second priority (junior in priority only to the Senior Debt, to the extent provided by the Subordination Agreement) Lien on the Collateral (as defined in the US Security Agreement (as defined in the Debt Exchange Agreement)) and the Collateral (as defined in the Canada Security Agreement (as defined in the Debt Exchange Agreement)), in each case, in favor of each of the Secured Parties (as defined in the Security Agreement).

(b)           Notice of an Event of Default; Redemption Right.  Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time during the period commencing on the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and, solely to the extent the Company has delivered an Event of Default Notice with respect to each such Event of Default then outstanding, ending on the sixtieth (60th) day after the later of (x) the date all such Events of Default have been cured and (y) the date of the last Event of Default Notice delivered to the Holder, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem (“Event of Default Redemption Amount”).  Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the Conversion Amount elected to be redeemed; except that, in the case of an Event of Default described in any of paragraphs (i), (ii), (iii), (iv), (v), or (vii) of Section 4(a) hereof or, solely with respect to any breach of any term or condition of the covenants set forth in Section 4 of the Debt Exchange Agreement (other than the covenants set forth in clauses (a), (m), (s), (v) and (y) of such Section 4), the Note or the Registration Rights Agreement, in each case, that is not specifically set forth in, or otherwise covered by, another clause of Section 4(a) hereof, paragraph (xvi) of Section 4(a) hereof, the portion of this Note so subject to redemption shall be redeemed by the Company at a price equal to the greater of (i) the Conversion

Amount elected to be redeemed; and (ii) the product of (X) the number of shares of Common Stock that would be issuable using the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b)  (as applicable, the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 13. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note.  In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

5.             RIGHTS UPON FUNDAMENTAL TRANSACTION; ASSUMPTION.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and reasonably approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of any portion of this Note in exchange for such Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of this Note held by such holder, having similar conversion rights as this Note and having similar ranking to this Note, and reasonably satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the

Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 17, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of this Note prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5 to permit the Fundamental Transaction without the assumption of this Note.  The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

6.             RIGHTS UPON CERTAIN CORPORATE EVENTS.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.             RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)           Adjustment of Conversion Price upon Certain Issuances of Common Stock.  If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price applicable to conversion of Principal amounts due under the Note, as in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the lesser of (x) the Conversion Price then in effect and (y) 110% of the New Issuance Price.  For the avoidance of doubt, except as expressly provided to the contrary in Section 7(b), no adjustment provided for in this Section 7 shall apply to the Conversion Price applicable to Non-Principal Amounts.  For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and consideration per share under this Section 7(a)), the following shall be applicable:

(i)            Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common

Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)          Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)          Calculation of Consideration Received. If any Option or Convertible Security or Adjustment Right is issued or deemed issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) or Adjustment Right (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received or receivable by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable) or Adjustment Right (as applicable).  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b)                                 Equitable Adjustments.  Without limiting any provision of Section 7(a), if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  Without limiting Section 7(a), if the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.  For the avoidance of doubt, any adjustment under this Section 7(b) shall be made to the Conversion Price applicable to conversion of Principal as well as to the Conversion Price applicable to Non-Principal Amounts.

(c)                                  Holder’s Right of Alternative Conversion Price.  In addition to and not in limitation of the other provisions of this Section 7, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as, without limitation, share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of such agreement and/or the issuance of such Convertible Securities or Options, as applicable.  From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect.  The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

(d)                                 Stock Combination Event Adjustments.  If at any time and from time to time on or after the Issuance Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”) and the product of (i) the quotient determined by dividing (x) the Conversion Price in effect immediately prior to the Stock Combination Event by (y) the quotient determined by dividing (A) the sum of the VWAP of the Common Stock on each day of the fifteen (15) Trading Day period immediately prior to the Stock Combination Event, divided by (B) fifteen (15); and (ii) the quotient determined by dividing (x) the sum of the VWAP of the Common Stock on each day of the fifteen (15) Trading Day period immediately following the date of such Stock Combination Event, divided by (y) fifteen (15) (each, an “Event Market Price”) is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 7 above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 7 above) shall be reduced (but in no event increased) to the Event Market Price.  For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

(e)                                  Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(e) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(f)                                   Adjustments. If immediately following the close of business on each of (I) the later of (x) the last Trading Day of December 2012 and (y) the four month anniversary of the immediately preceding Adjustment Date and (II) the sixtieth consecutive Trading Day immediately following (i) such date the applicable Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale by the Holder of all of the Registrable Securities (as defined in the Registration Rights Agreement) (which, solely for clarification purposes, includes all shares of Common Stock issuable upon conversion of the Note or otherwise pursuant to the terms of the Notes (as well as other Common Stock held by the Holder) (without regard for any limitations on conversion, issuance or exercise set forth therein) in accordance with the terms of the Registration Rights Agreement) or, (ii) if earlier, each of (x) [     ](1) or such later date thereafter when the Company shall have satisfied its current public information requirement under Rule 144(c)(1) and (y) the initial Effective Date (as defined in the Registration Rights Agreement) (each, as applicable, an “Adjustment Date”), the Conversion Price then in effect exceeds the Market Price as of such Adjustment Date (the “Adjusted Conversion Price”), the Conversion Price hereunder shall be reset to the

(1)                               Insert six month anniversary of the Issuance Date.

Adjusted Conversion Price as of such Adjustment Date (each, a “Conversion Price Adjustment”).  Notwithstanding the foregoing, to the extent the Holder delivers one or more Conversion Notices to the Company during the sixty Trading Day period ending on and including the Adjustment Date with respect to a Conversion Price Adjustment, in addition to the shares of Common Stock issued or issuable to the Holder with respect to each such Conversion Notice, on the later of (A) the applicable Share Delivery Date with respect to such Conversion Notice and (B) the applicable Adjustment Date, the Holder shall receive an additional number of shares of Common Stock equal to the difference of (x) the quotient of (I) the Conversion Amount with respect to such Conversion Notice, divided by (II) the Adjusted Conversion Price, less (y) the number of shares of Common Stock issued or otherwise issuable to the Holder with respect to such Conversion Notice.  Except as otherwise provided in this Section 1(f), the Adjusted Conversion Price, if any, shall not apply to any Conversion Amount converted into Common Stock prior to such Adjustment Date.

8.                                      TRADING RESTRICTIONS.

(a)                                 Holder agrees, on behalf of itself and its Affiliates, that, following the Closing Date, it and they shall not make any sale of shares of Common Stock (and treating, for purposes of this Section 8, any shares included in a “short sale” in the same manner as a sale of Common Stock in a long position) that, in any given Trading Day exceeds, in the aggregate:

(i)                                     Subject to the provisions of Section 8(b), for any Trading Day that is prior to the initial effective date of the Registration Statement (as defined in the Registration Rights Agreement), a number of shares equal to fifteen percent (15%) of the 3-Day Average Volume; and

(ii)                                  Subject to the provisions of Section 8(b), for any Trading Day that is on or after the initial effective date of the Registration Statement (as defined in the Registration Rights Agreement), a number of shares equal to ten percent (10%) of the 3-Day Average Volume.

(b)                                 During the period commencing with the Issuance Date and ending on the fifteenth (15th) day after May 17, 2012, Holder agrees, on behalf of itself and its Affiliates, that it and they shall not effect any sale of shares of the Common Stock (including, without limitation, “short sales” thereof), or engage in any hedging transaction or enter into or trade any options contracts or other derivatives contracts with respect to the Common Stock.

(c)                                  For purposes of this Section 8, no shares of Common Stock included in a Block Sale shall be deemed to be restricted hereunder or to carry any volume limitations.

9.                                      INTENTIONALLY OMITTED.

10.                               NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Debt Exchange Agreement), Bylaws (as defined in the Debt Exchange Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any portion of this Note is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note then outstanding (without regard to any limitations on conversion and, for the avoidance of doubt, including any Principal, Interest, Late Charges or other Non-Principal Amounts owed, unpaid or accrued under this Note).

11.                               RESERVATION OF AUTHORIZED SHARES.

(a)                                 Reservation.  The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for this Note equal to 150% of the entire amount of shares of Common Stock issuable upon conversion at the Conversion Rate with respect to the entire Conversion Amount of this Note as of the Issuance Date.  So long as any portion of this Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the full conversion of this Note then outstanding, provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).  The initial number of shares of Common Stock reserved for conversions of this Note and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of this Note based on the Original Principal Amount of this Note held by each Holder at a given date of determination (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any portion of such Holder’s Note, such transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any portion of this Note shall be allocated to the remaining Holder(s) of this Note, pro rata based on the principal amount of the Notes then held by such Holder(s).

(b)                                 Insufficient Authorized Shares.  If, notwithstanding Section 11(a), and not in limitation thereof, at any time while any portion of this Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of this Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Note then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.  In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

12.                               INTENTIONALLY OMITTED.

13.                               REDEMPTIONS.  The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice.  In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal which has not been redeemed (together with all Non-Principal Amounts that were not included in the “Conversion Amount” used to calculate the applicable redemption price hereunder). In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the

Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 20(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Event of Default Redemption Price, minus (2) the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Note (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 85% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) 85% of the VWAP of the Common Stock for the five (5) Trading Day period immediately preceding the Conversion Date of the applicable conversion. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

14.                               VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, Title XXXVI, Chapter 617 of the Florida Statutes) and as expressly provided in this Note.

15.                               COVENANTS.  Until the entire Note has been converted, redeemed or otherwise satisfied in accordance with their terms:

(a)                                 Rank.  All payments due under this Note shall be senior to all other Indebtedness of the Company and its Subsidiaries, except that payments under this Note shall be subordinated to the Senior Debt to the extent provided in the Subordination Agreement.

(b)                                 Intentionally Omitted.

(c)                                  Existence of Liens.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d)                                 Restricted Payments.

(i)                                     The Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than Permitted Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, except with the net proceeds of any offering of equity securities of the Company occurring after the Issuance Date (“Equity Financing Proceeds”).

(ii)                                  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note or the Senior Debt as permitted by the Subordination Agreement), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e)                                  Restriction on Redemption and Cash Dividends.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock or other equity securities, Convertible Securities or Options (other than (i) dividends or distributions by a wholly-owned Subsidiary to the Company or any other wholly-owned Subsidiary, (ii) in connection with a Fundamental Transaction, the redemption of the warrants issued to the buyers of the Senior Notes (as amended or otherwise modified in accordance with the Subordination Agreement) in accordance therewith, or (iii) the repurchase of securities of the Company from Legend Pictures Funding, LLC (or an affiliate thereof), Falcon Mezzanine Partners II, L.P. (or an affiliate thereof) and/or Beijing Galloping Horse Film Co., Ltd. (or an affiliate thereof) pursuant to put agreements with such Persons, but only to the extent that Equity Financing Proceeds are used by the Company to make any payments in connection with such repurchases).

(f)                                   Restriction on Transfer of Assets.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions (each, a “Restricted Transfer”), other than (i) Restricted Transfers by the Company or any of its Subsidiaries that, in the aggregate, do not have a fair market value in excess of $500,000 in any twelve (12) month period and (ii) any other Restricted Transfer permitted by the terms of Section 15(f) of the Senior Notes (as such exist on the Issuance Date).  Notwithstanding the foregoing, neither the Company nor any of its

Subsidiaries shall consummate any Restricted Transfer of the assets described on Schedule 15(f) attached hereto unless the Company or such Subsidiary, as applicable, shall have received at least the minimum net proceeds set forth opposite the name of such asset on Schedule 15(f) attached hereto, and otherwise complied with this Section 15(f).

(g)                                  Maturity of Indebtedness.  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of the Subsidiaries to mature or accelerate prior to the Maturity Date, other than the Senior Debt.

(h)                                 Change in Nature of Business.  The Company shall not, and the Company shall cause each of its Significant Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Significant Subsidiaries on the Issuance Date or any business substantially related or incidental thereto.  The Company shall not, and the Company shall cause each of its Significant Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i)                                     Preservation of Existence, Etc.  The Company shall maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Significant Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j)                                    Maintenance of Properties, Etc.  The Company shall maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Significant Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k)                                 Maintenance of Intellectual Property.  The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l)                                     Maintenance of Insurance.  The Company shall maintain, and cause each of its Significant Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m)                             Transactions with Affiliates.  The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(n)                                 Restricted Issuances.  The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of this Note then outstanding, (i) issue any notes or similar debt instruments (other than as contemplated by the Debt Exchange Agreement and this Note, or other than the Senior Notes (as amended or otherwise modified in accordance with the Subordination Agreement)) or (ii) issue any other securities that would cause a breach or default under this Note.

(o)                                 New Subsidiaries.  Simultaneously with the acquisition or formation of each New Subsidiary, the Company shall cause such New Subsidiary to execute, and deliver to each Holder of any portion of this Note, all Security Documents (as defined in the Debt Exchange Agreement) and Guaranties (as defined in the Debt Exchange Agreement) as requested by the Holder (as defined in the Debt Exchange Agreement).  The Company shall also deliver to the Secured Parties (as defined in the Security Documents) an opinion of counsel to such New Subsidiary that is reasonably satisfactory to the Secured Parties covering such legal matters with respect to such New Subsidiary becoming a guarantor of the Company’s obligations, executing and delivering the Security Documents and the Guaranties and any other matters that the Secured Parties may reasonably request.  The Company shall deliver, or cause the applicable Subsidiary to deliver to the Holder, each of the physical stock certificates of such New Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Secured Parties that the security interest in such uncertificated securities has been transferred to and perfected by the Secured Parties, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable) (except to the extent the Company or such Subsidiary is obligated to deliver such certificates to the Senior Agent to hold to secure the Senior Debt permitted by the Subordination Agreement and does so).

(p)                                 Change in Collateral; Collateral Records.  The Company shall (i) give the Holder not less than thirty (30) days’ prior written notice of any change in the location of any Collateral (as defined in the Security Documents), other than to locations set forth in the Perfection Certificate (as defined in the Debt Exchange Agreement) hereto and with respect to which the Holder has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Holder promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to Holder, solely for Holder’s convenience in maintaining a record of Collateral, such written statements and schedules as the Holder may reasonably require, designating, identifying or describing the Collateral.

(q)                                 Intentionally Omitted.

(r)                                    Intentionally Omitted.

(s)                                   Intentionally Omitted.

(t)                                    Post-Closing Collateral Matters.  The Company shall (and shall cause its Subsidiaries to) execute and deliver the documents and complete the tasks set forth in Section 4(v) of the Debt Exchange Agreement, in each case within the time limits specified therein.

16.                               SECURITY.  This Note is secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreements, the other Security Documents and the Guaranties).

17.                               PARTICIPATION.  In addition to any adjustments pursuant to Section 7, the Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.  Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock (provided, however, to the extent that the Holder’s right to participate in any such dividend or distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such dividend or distribution to such extent (or the ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

18.                               AMENDING THE TERMS OF THIS NOTE.  The prior written consent of the Holder shall be required for any change or amendment to this Note.

19.                               TRANSFER.  This Note (or any portion hereof) and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Debt Exchange Agreement.  If a portion of this Note is transferred, then (w) all holders of any portion of this Note shall, collectively, be deemed to be the “Holder” hereunder, (x) any obligations of the “Holder” hereunder shall be deemed to be several and not joint, (y) any item hereunder requiring the consent of the “Holder” shall require the consent of the holders of at least a majority of the outstanding amounts under this Note (or such other consent requirement as may be agreed to among the holders of this Note), and (z) the trading limitations described in Section 8(a) shall be allocated pro rata among all holders of the Note, such that each holder is limited to a proportionate percentage of the 3-Day Average Volume equal to that set forth in Section 8(a) multiplied by a fraction, the numerator of which is the Original Principal Amount of this Note represented by such holder’s portion of this Note and the denominator of which is $8,000,000 (for example, if the initial holder transfers a portion of this whole Note representing $4,000,000 in Original Principal Amount, then each of the initial Holder and the transferee shall be limited, prior to the effective date of the Registration Statement (as defined in the Registration Rights Agreement), to selling not more than 7.5% of the 3-Day Average Volume on a given Trading Day).

20.          REISSUANCE OF THIS NOTE.

(a)           Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d)), registered as the Holder may request, representing the outstanding Principal (together with any Interest, Late Charges or other Non-Principal Amounts owed under this Note) being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal, together with any Interest, Late Charges or other Non-Principal Amounts owed under this Note.

(c)           Note Exchangeable for Different Denominations.  This Note is

exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 20(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal (together with any Interest, Late Charges or other Non-Principal Amounts owed under this Note) of this Note, and each such new Note will represent such portion of such outstanding Principal (and together with any Interest, Late Charges or other Non-Principal Amounts owed under this Note) as is designated by the Holder at the time of such surrender.

(d)           Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, and other Non-Principal Amounts, from the Issuance Date.

21.          REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

22.          PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the amount due hereunder at a given time.

23.          CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

24.          FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

25.          DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities), the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price (as the case may be) to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

26.          NOTICES; CURRENCY; PAYMENTS.

(a)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Debt Exchange Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)           Currency.  All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)           Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the initial Holder, shall initially be as set forth as the notice address for “Lender” in the Debt Exchange Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other Non-Principal Amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

27.          CANCELLATION.  After all Principal, accrued Interest, Late Charges and other Non-Principal Amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

28.          WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Debt Exchange Agreement.

29.          GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE

HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

30.          JUDGMENT CURRENCY.

(a)           If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 30 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i)            the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)           the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 30(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b)           If in the case of any proceeding in the court of any jurisdiction referred to in Section 30(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)           Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

31.          MAXIMUM PAYMENTS.  Without limiting Section 9(d) of the Debt Exchange Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

32.          CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)           “3-Day Average Volume” means the average Daily Volume for each of the three (3) Trading Days immediately preceding the date of determination.

(b)           “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7) of shares of Common Stock that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(c)           “Affiliate” shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act of 1933, as amended.

(d)           “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(e)           “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be), as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(f)            “Block Sale” means any privately negotiated sale, executed apart and away from the securities exchanges and electronic markets, in which the Holder transfers, in a single transaction or a series of related transactions, at least 10,000 shares of the Common Stock to a party that is not an Affiliate of the initial Holder.

(g)           “Bloomberg” means Bloomberg, L.P.

(h)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i)            “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(j)            “Closing Date” shall have the meaning set forth in the Debt Exchange Agreement, which date is the date the Company initially issued this Note pursuant to the terms of the Debt Exchange Agreement.

(k)           “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(l)            “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, including, without limitation, any put or repurchase agreement or obligation with respect to securities of the Company granted by the Company or any of its Subsidiaries to any Person.

(m)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n)           “Current Subsidiary” means any Person (other than the Inactive Subsidiaries (as defined in the Debt Exchange Agreement) in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(o)           “Daily Volume” means, with respect to a particular date of determination, the sum of (x) the daily volume (as reported on Bloomberg) of the Common Stock on the Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination and (y) the number of shares of Common Stock covered by any options contract or other derivatives contract entered into or traded by the Holder or its Affiliates on such date of determination.

(p)           “Debt Exchange Agreement” means that certain Debt Exchange Agreement, dated as of the Subscription Date, by and between the Company and the initial holder of this Note, as may be amended from time to time.

(q)           “Default Excess” means (w) in the event of a Conversion Failure, the difference between the Buy-In Price and the amount of Principal which, at its then-current applicable Conversion Price, would be convertible into the number of Conversion Shares upon which the Buy-In Price was calculated; (x) with respect to any Exchange Cap Shares, the difference between the amount otherwise owed in cash under Section 3(d)(ii) for such Exchange Cap Shares and the amount of Principal which, at its then-current applicable Conversion Price, would be convertible into such number of Exchange Cap Shares; (y) with respect to an Event of Default Redemption Price, the difference between the Event of Default Redemption Price and the amount of the then-outstanding Principal; and (z) with respect to any Authorized Failure Shares, the difference between the amount otherwise owed in cash under Section 11(b) for such Authorized Failure Shares and the amount of Principal which, at its then-current applicable Conversion Price, would be convertible into such number of Authorized Failure Shares; with the amount of each such difference constituting a Non-Principal Amount owing under this Note.

(r)            “Eligible Market” means the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(s)            “Excluded Securities” means any (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options granted after the date of this Note, but not such shares issuable upon exercise of such options granted before the date of this Note) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers;  and (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder or extend the maturity date or expiration date of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Holder.  For purposes of this Note, the Senior Notes (as amended or otherwise modified in accordance with the Subordination Agreement) and the warrants issued to the buyers of the Senior Notes shall be deemed to be Convertible Securities issued prior to the date hereof.

(t)            “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on December 31.

(u)           “Fundamental Transaction” means that the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) (I) reorganize, recapitalize or reclassify the Common Stock, (II) effect or consummate a stock combination, reverse stock split or other similar transaction involving the Common Stock or (III) make any public announcement or disclosure with respect to any stock combination, reverse stock split or other similar transaction involving the Common Stock (including, without limitation, any public announcement or disclosure of (x) any potential, possible or actual stock combination, reverse stock split or other similar transaction involving the Common Stock or (y) board or stockholder approval thereof, or the intention of the Company to seek board or stockholder approval of any stock combination, reverse stock split or other similar transaction involving the Common Stock).

(v)           “GAAP” means United States generally accepted accounting principles, consistently applied.

(w)          “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.  For the avoidance of doubt, all obligations owing with respect to leases not classified under GAAP as capital leases are excluded from the definition of “Indebtedness”.

(x)            “Interest Rate” means ten percent (10%) per annum, as may be adjusted from time to time in accordance with Section 2.

(y)           “Market Price” means, for any given date, the lowest of (i) the VWAP of the Common Stock on the Trading Day immediately preceding such given date, (ii) the quotient of (x) the sum of the VWAP of the Common Stock on each of the ten (10) consecutive Trading Days ending and including the Trading Day immediately preceding such given date, divided by (y) ten (10) and (iii) the quotient of (x) the sum of the VWAP of the Common Stock on each of the thirty (30) consecutive Trading Days ending and including the Trading Day immediately preceding such given date, divided by (y) thirty (30).  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during such the applicable measurement periods.

(z)            “Maturity Date” shall mean June 30, 2016; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction; provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(aa)         “New Subsidiary” means, as of any date of determination, any Person (other than a Current Subsidiary) in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”; provided, that any Inactive Subsidiary shall be deemed to be a “New Subsidiary” hereunder at such time after the Subscription Date such Inactive Subsidiary either (x) holds assets in an amount greater than or equal to $100,000, or (y) engages in a business with projected (or actual) net revenue in an amount greater than or equal to $100,000 (as determined in accordance with GAAP.

(bb)         “Non-Principal Amounts” means any Interest and Late Charges accrued and unpaid under this Note, together with all other costs, fees, expenses and other amounts that are owing to Holder under this Note or any of the other Transaction Documents (as defined in the Debt Exchange Agreement), in each case other than Principal.  For the avoidance of doubt, the term “Non-Principal Amounts” shall include any amounts that would, but for the restrictions set forth in the Subordination Agreement, be payable in cash under any of the Transaction

Documents, including without limitation cash amounts owed under Section 3(c)(ii), 3(d)(ii), 4 and 11(b) of this Note or any Registration Delay Payments (as such term is defined in the Registration Rights Agreement) otherwise owed under the Registration Rights Agreement, provided that in no event shall any portion of the Original Principal Amount be deemed to be characterized as or otherwise interpreted to then represent “Non-Principal Amounts”, and, without limitation of the foregoing, in the case of a payment that would otherwise be owed under Section 3(c)(ii), 3(d)(ii), 4 or 11(b) of this Note, only the Default Excess shall be considered to be Non-Principal Amounts hereunder.

(cc)         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(dd)         “Original Principal Amount” means Eight Million Dollars ($8,000,000).

(ee)         “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ff)           “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note, (ii) Indebtedness secured by Permitted Liens described in clauses (iv) and (v) of the definition of Permitted Liens, (iii) the Senior Debt to the extent permitted by the Subordination Agreement, (iv) Indebtedness owed between the Company and any Subsidiary that has executed the Security Agreement (as defined in the Debt Exchange Agreement) and the Guaranty (as defined in the Debt Exchange Agreement) and, to the extent a New Subsidiary, otherwise complied with Section 15(o) hereof in all respects, or between any such Subsidiaries, (v) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder (collectively, the “Permitted Subordinated Indebtedness”), (vi) the Indebtedness described on Schedule 32(ff) and (vii) Indebtedness outstanding on the Issuance Date, as described on Schedule 3(s) to the Debt Exchange Agreement, and all Indebtedness resulting from the extension, renewal or refinancing thereof.

(gg)         “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment or other assets acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or other asset or indebtedness incurred at the time of acquisition or lease, as applicable, solely for the purpose of financing the acquisition or lease of such equipment or other asset, or (B) existing on such equipment or other asset at the time of its acquisition or lease, provided that the Lien is confined solely to the property so acquired or leased and improvements thereon, and the proceeds of such equipment or other assets (including, without limitation, Liens with respect to the PSL Lease, Liens with respect to debt incurred in connection with state and local government bond and grant monies received in connection with the development and operation of digital animation studios in Port St. Lucie, Florida and West Palm Beach, Florida, Liens with respect to debt incurred in connection with the acquisition and development of real property known as the “Tent Site” on the corner of Dixie Highway and Okeechobee Boulevard in downtown West Palm Beach, Florida, and the construction of infrastructure and buildings thereon), (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(xii) of the Senior Notes, (viii) any Lien securing the Senior Debt to the extent the Senior Debt is permitted by the Subordination Agreement, and any Lien securing this Note, and (ix) any Lien securing Permitted Subordinated Indebtedness.

(hh)         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(ii)           “Principal Market” means The New York Stock Exchange.

(jj)           “Redemption Notices” means, collectively, the Event of Default Redemption Notices, and each of the foregoing, individually, a “Redemption Notice”.

(kk)         “Redemption Price” means the applicable Event of Default Redemption Price.

(ll)           “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial Holder of this Note relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of this Note or otherwise pursuant to the terms of this Note, as may be amended from time to time.

(mm)       “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(nn)         “Senior Debt” has the meaning set forth in the Subordination Agreement.

(oo)         “Senior Notes” shall mean the Senior Secured Convertible Notes issued in connection with the Refinancing Senior Debt Documents (as defined in the Subordination Agreement) entered into by the Company on the Subscription Date.

(pp)         “Significant Subsidiaries” means, as of any date of determination, collectively, all Subsidiaries that would constitute a “significant subsidiary” under Rule 1-02 of Regulation S-X promulgated by the SEC, and each of the foregoing, individually, a “Significant Subsidiary”.

(qq)         “Subordination Agreement” is defined in the legend on the face page of this Note.

(rr)           “Subscription Date” means May [      ], 2012.

(ss)         “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary”.

(tt)           “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(uu)         “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(vv)         “Transaction Documents” has the meaning ascribed to such term in the Debt Exchange Agreement.

(ww)       “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(xx)          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

33.           DISCLOSURE.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries.  Nothing contained in this Section 33 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Debt Exchange Agreement.

34.           SUBORDINATION AGREEMENT CONTROLLING.  Notwithstanding any other term or provision of this Note, in the event (and solely to the extent) that any cash payment by the Company otherwise required under this Note is prohibited by the

Subordination Agreement, the Company’s failure to comply with such term or provision of this Note by making such cash payment shall not constitute a breach by the Company of such term or provision or otherwise give rise to an Event of Default to the extent and for as long as such cash payment is prohibited by the Subordination Agreement and such payment shall instead be made in kind by adding the amount thereof to the Principal balance of this Note.  Without derogating from the generality of the foregoing, and for the avoidance of doubt, no cash payment may be made under this Note, whether by way of redemption, payment on the Maturity Date, or pursuant to Section 3, or otherwise, if and to the extent and for so long as such cash payment is prohibited by the terms of the Subordination Agreement.  Notwithstanding the foregoing, the provisions of this Section 34 shall not apply in the event of any matter or circumstance covered by subsections (ix), (x) or (xi) of Section 4(a).

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

DIGITAL DOMAIN MEDIA GROUP, INC.

By:
Name:
Title:

Solely with respect to Section 8:

COMVEST CAPITAL II, L.P.

By:
Name:
Title:

(Signature Page of Secured Convertible Note)

EXHIBIT I

DIGITAL DOMAIN MEDIA GROUP, INC.
CONVERSION NOTICE

Reference is made to the Secured Convertible Note (the “Note”) issued to the undersigned by Digital Domain Media Group, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges (and, as applicable, other Non-Principal Amounts) with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs                       to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                     , 20     from the Company and acknowledged and agreed to by                         .

DIGITAL DOMAIN MEDIA GROUP, INC.

By:
Name:
Title: